UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 18, 2011

SRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1

Section 5 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 18, 2011, SRA International, Inc. (the “Company”) entered into Amendment No. 2 to the Employment Agreement (the “Amendment”) with Richard J. Nadeau (“Nadeau”). Except as provided in the Amendment, all terms set forth in Mr. Nadeau’s Employment Agreement, dated May 13, 2009 (the “Employment Agreement”), as amended on March 23, 2011, remain unchanged.
     Pursuant to the terms of the Amendment, if Mr. Nadeau’s employment with the Company is terminated for any reason within the two year period after a Change of Control (as defined in the Employment Agreement), then Mr. Nadeau’s non-compete restriction set forth in Section 7 of the Employment Agreement does not apply.
     Copies of the Amendment and Employment Agreement are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.
Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description

10.1*	Amendment No. 2 to the Employment Agreement, dated April 18, 2011, by and between the Company and Richard Nadeau. Filed herewith.

10.2*	Employment Agreement, dated May 13, 2009, by and between the Company and Richard Nadeau. Filed as Exhibit 10.19 to the Company’s Form 10-K for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on August 25, 2009.

*	Management compensatory plan or agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	SRA INTERNATIONAL, INC.
	By:	/s/ MARK D. SCHULTZ
Mark D. Schultz
Senior Vice President & General Counsel